Exhibit 99.1

Investor Contact:

The Investor Relations Group

Damian McIntosh/Dian Griesel, Ph.D.

Phone: 212-825-3210

Unigene Announces Results for the Second Quarter of 2006

FAIRFIELD, N.J. – August 10, 2006 — Unigene Laboratories, Inc. (OTCBB: UGNE) announced its financial results for June 30, 2006.

Revenue for the three months ended June 30, 2006 was $556,000 compared to $215,000 for the three months ended June 30, 2005 and $943,000 for the six months ended June 30, 2006 compared to $803,000 for the six months ended June 30, 2005. Fortical royalties were $348,000 for the three months ended June 30, 2006 and $546,000 for the six months ended June 30, 2006.

Our net loss for the three months ended June 30, 2006 was $3,002,000, or $.03 per share, compared to a net loss of $2,486,000, or $.03 per share, for the three months ended June 30, 2005. The three months ended June 30, 2006 includes $271,000 in expenses for non-cash stock option compensation under SFAS 123 (R).

Our net loss for the six months ended June 30, 2006 was $6,244,000 or $.07 per share, compared to a net loss of $5,740,000, or $.07 per share for the six months ended June 30, 2005. The six months ended June 30, 2006 includes $449,000 in expenses for non-cash stock option compensation under SFAS 123 (R), as well as $313,000 in non-cash expenses related to our deferred compensation plan. As of June 30, 2006, we have an additional $1,393,000 in expenses for non-cash stock option compensation that remains to be recognized, primarily in 2006 and 2007.

Total operating expenses were $3,300,000 for the three months ended June 30, 2006, an increase from $2,327,000 for the three months ended June 30, 2005.

Total operating expenses were $6,543,000 for the six months ended June 30, 2006, an increase from $5,818,000 for the six months ended June 30, 2005.

Our cash balance at June 30, 2006 was $7,664,000, an increase of approximately $3,500,000 from year-end.

“As we reported previously, our first U.S. product, Fortical, for the treatment of osteoporosis, has experienced continued growth and acceptance in the marketplace,” commented Warren P. Levy, Ph.D., President and CEO. “In the second quarter, this trend continued. According to NDC, a well-recognized pharmaceutical sales tracking service, Fortical prescriptions were nearly 60,000 for the month of June, representing a market share of approximately 25% and an increase of 42% since January. We are pleased to report today that the process of ‘pull through’ is complete. Our partner, Upsher-Smith Laboratories, has begun to rebuild inventories to meet increasing market demand and has submitted new purchase orders for 2006, with product delivery commencing this month. It is our expectation that a more regular ordering pattern will develop, thereby providing us with a more predictable cash flow. We are very pleased with Fortical’s capture of 25% of the calcitonin market in less than one year of sales, and are excited about the product’s future prospects given certain identifiable trends in the osteoporosis marketplace.”

“We also continue to actively pursue novel areas of application for our peptide manufacturing and delivery technologies. Through interactions with academic groups and commercial institutions, we are currently investigating many new opportunities in a wide variety of therapeutic areas, utilizing not only our technologies but also the unique approaches developed by third parties. One of these programs focuses on the identification of novel amidated peptides with therapeutic value which, if successful, could enable us to create a product patent portfolio to complement our existing manufacturing and delivery patents. We also are pursuing additional work in the area of site-directed bone growth through continued interactions with Yale University and new collaborations with leading investigators which will be the subject of future updates to shareholders. We have also been informed by our joint venture partner in China that clinical testing of our calcitonin formulations has begun. At the conclusion of these trials, we will meet again with the regulatory authorities to discuss the next steps in the approval process.”

“We are confident that our patented manufacturing and delivery technologies will continue to provide us with novel commercial opportunities which, together with an improving financial position, should allow us to strengthen the Company’s foundations and improve shareholder value.”

As previously announced, the Company will be hosting a conference call on Thursday, August 10th, at 9:00AM EDT to discuss these results. The conference call can be joined by dialing 1-877-407-0782 for participants in the United States and 1-201-689-8567 for international participants. A replay will be available for 45 days after the call and can be accessed by dialing 1-877-660-6853 for participants in the United States and 1-201-612-7415 for international participants and entering account #286 and conference ID #211188 when prompted. A replay will also be available on Unigene’s website.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.